Exhibit 1.1

DOMINION MIDSTREAM PARTNERS, LP

13,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

October 31, 2016

RBC CAPITAL MARKETS, LLC

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

as Representatives of the several

  Underwriters named in Schedule I attached hereto

c/o RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281-8098

Ladies and Gentlemen:

Dominion Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to sell an aggregate of 13,500,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to 2,025,000 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

The Partnership and Dominion Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), are collectively referred to herein as the “Partnership Parties.”

It is understood and agreed that the Partnership has entered into a Series A Preferred Unit and Common Unit Purchase Agreement with the Purchasers thereunder, dated October 27, 2016 (the “Unit Purchase Agreement”), pursuant to which the Partnership has agreed to issue convertible preferred units representing limited partner interests in the Partnership and Common Units (collectively, the “Private Units”). It is further understood and agreed that Dominion Resources, Inc., a Virginia corporation (“Dominion”), has entered into a Contribution, Conveyance and Assumption Agreement with the Partnership and QPC Holding Company, a Utah corporation, dated October 28, 2016 (the “Contribution Agreement”) pursuant to which the Partnership will acquire 100% of the equity interests in Questar Pipeline, LLC, a Utah limited liability company (“Questar Pipeline”) for aggregate consideration of $1.29 billion, in cash and equity, subject to customary post-closing price adjustments.

This Agreement, the Unit Purchase Agreement and the Contribution Agreement are referred to herein as the “Transaction Documents.”

As used in this Agreement:

(i)    “Applicable Time” means 9:00 A.M. (New York City time) on October 31, 2016;

(ii)    “Effective Date” means the most recent date and time as of which such registration statement, or the most recent post-effective amendment thereto, became, or is deemed to have become effective by the Securities and Exchange Commission (the “Commission”) in accordance with the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”);

(iii)    “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv)    “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in the Registration Statement;

(v)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)    “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii)    “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference in this Agreement or the exhibits or annexes hereto to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement.

1.    Representations, Warranties and Agreements of the Partnership Parties. Each of the Partnership Parties, jointly and severally, represents, warrants and agrees with each Underwriter that:

(a)    Automatic Shelf Registration Statement. A registration statement on Form S-3 (File No. 333-207743) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the representatives (the “Representatives”) of the Underwriters.

(b)    No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of any of the Partnership Parties, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(c)    Ineligible Issuer. The Partnership was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 3), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d)    Well-Known Seasoned Issuer. The Partnership has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Units, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date.

(e)    Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed with the Commission, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(f)    No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(g)    No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(h)    No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(i)    No Material Misstatements or Omission in the Incorporated Documents. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)    No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, as of the Applicable Time, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from any such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e). The information included in each Issuer Free Writing Prospectus listed in Schedule III hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

(k)    Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied or will comply with all prospectus delivery requirements and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained, in accordance with the Securities Act and the rules and regulations thereunder, all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l)    Forward-Looking and Supporting Information. Each of the statements made or to be made by the Partnership in the Registration Statement or Pricing Disclosure Package, as applicable (and any supplements thereto), within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distribution and future cash distributions of the Partnership, and any statements made in support thereof, or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(m)    Formation and Qualification of the Partnership Entities. Each of the General Partner and the Partnership and each of its subsidiaries listed on Exhibit 21 to the Partnership’s most recent annual report on Form 10-K filed with the Commission (the “Significant Subsidiaries” and together with the Partnership and the General Partner, the “Partnership Entities”), has been duly formed and is validly existing and in good standing as a limited partnership, limited liability company or corporation, as the case may be, under the laws of its jurisdiction of formation, organization or incorporation, as applicable (as set forth on Schedule IV), and is duly qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction (as set forth on Schedule IV) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ or stockholders’ equity or partners’ capital, properties, business or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”), (ii) materially impair the ability of any of the Partnership Entities to perform its obligations under each of the Transaction Documents to which it is a party and to consummate any transactions provided for in the Transaction Documents or (iii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all limited partnership, limited liability company or corporate power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(n)    Power and Authority of the General Partner. The General Partner has full limited liability company power and authority to serve as the general partner of the Partnership in all material respects as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o)    Ownership of the General Partner. Dominion Cove Point, Inc., a Virginia corporation (“Dominion Cove Point”), owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”) and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest will be owned free and clear of all liens, encumbrances, security interests, equities, charges or other claims (collectively, “Liens”), except for restrictions on transferability that may be imposed by Federal or state securities laws, contained in the GP LLC Agreement or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Dominion owns, directly or indirectly, a 100% equity interest in Dominion Cove Point.

(p)    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a 0.0% non-economic general partner interest in the Partnership (the “General Partner Interest”). The General Partner Interest is duly authorized and validly issued in accordance with the partnership agreement of the Partnership (the “Partnership Agreement”); and the General Partner owns the General Partner Interest free and clear of all Liens except for restrictions on transferability that may be imposed by Federal or state securities laws, contained in the Partnership Agreement or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)    Capitalization of the Partnership; Ownership of the Incentive Distribution Rights. As of the date hereof, the Partnership has an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of June 30, 2016; all of the issued and outstanding limited partner interests of the Partnership have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the

Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”). The General Partner owns the Incentive Distribution Rights (as such term is defined in the Partnership Agreement) free and clear of all Liens, except for restrictions on transferability that may be imposed by Federal or state securities laws, contained in the Partnership Agreement or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)    Duly Authorized and Validly Issued Units. At each applicable Delivery Date, the Units to be sold by the Partnership to the Underwriters and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(s)    No Other Subsidiaries. Other than the Significant Subsidiaries and the 25.93% interest in Iroquois Gas Transmission System, L.P., a Delaware limited partnership, and Questar Pipeline, its subsidiaries and its 50% interest in White River Hub, LLC upon the consummation of the contribution of Questar Pipeline to the Partnership, at each applicable Delivery Date, the Partnership will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(t)    Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of and as provided by the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement and the Pricing Disclosure Package and to be contained in the Prospectus, and such description conforms to the rights set forth in the instruments defining the same.

(u)    No Options, Preemptive Rights, Registration Rights or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as set forth in the Partnership Agreement or an exhibit to the Registration Statement, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of (A) the Partnership, (B) the General Partner, (C) any of the consolidated subsidiaries of the Partnership, or (D) any of the Partnership’s Significant Subsidiaries; provided, that for each of (B), (C) or (D), only if such options, warrants, rights or restrictions are otherwise required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights to (i) any registration of Common Units or (ii) require the Partnership to include any securities with the issuance and sale of Units contemplated under this Agreement, in each case, except those that have been duly waived or otherwise complied with.

(v)    Authority and Authorization. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as applicable, to execute and deliver the Transaction Documents and to perform its respective obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus. At each Delivery Date, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective unitholders, members or partners, in their capacity as such, for the authorization, issuance, sale and delivery of the Units and the Private Units, the execution and delivery of the Contribution Agreement and the consummation of the acquisition contemplated thereby, and any other transactions contemplated by the Transaction Documents, shall have been validly taken.

(w)    Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(x)    Enforceability of Certain Organizational Documents. The limited partnership or limited liability company agreements or bylaws and the certificate of formation or other similar organizational document, as applicable (the “Organizational Documents”), of the Partnership and each of its consolidated subsidiaries have been duly authorized, executed and delivered by the Partnership Entities party thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to such agreements, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(y)    Authorization of the Contribution Agreement and Unit Purchase Agreement. Each of the (i) Contribution Agreement and (ii) Unit Purchase Agreement was duly authorized, executed and delivered by the Partnership and, to the knowledge of the Partnership Parties, constitutes a valid and binding agreement, enforceable against the Partnership in accordance with its terms; provided that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(z)    Legal Sufficiency of Contribution Agreement. To the knowledge of the Partnership Parties, the Contribution Agreement will be legally sufficient to transfer or convey, directly or indirectly, 100% of the equity interests in Questar Pipeline to the

Partnership, as contemplated by the Pricing Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Agreement and described in Pricing Disclosure Package and the Prospectus. To the knowledge of the Partnership Parties, the Partnership and its subsidiaries, subject to and upon closing of the transactions contemplated by the Contribution Agreement, will succeed in all material respects to the business, assets, properties, liabilities and operations of the Partnership reflected in the pro forma financial statements included in the Pricing Disclosure Package and the Prospectus as described therein in all material respects.

(aa)    Accuracy of Contribution Agreement Representations and Warranties. To the knowledge of the Partnership Parties, as of the date hereof, all representations and warranties set forth in the Contribution Agreement are true and correct in all material respects.

(bb)    No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of the Transaction Documents by the Partnership Parties, (iii) the consummation of any transactions contemplated by the Transaction Documents or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with that certain Inter-Company Credit Agreement by and between Dominion and the Partnership, dated as of October 20, 2014, (the “Parent Credit Agreement”)) upon any property or assets of any of the Partnership Entities, except with respect to clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate any transactions provided for in the Transaction Documents.

(cc)    No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of the Transaction Documents by the Partnership

Parties, (iii) any transactions contemplated by the Transaction Documents or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for (A) the registration of the Units under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Units by the Underwriters, (B) such consents that have been obtained prior to the date hereof or the applicable Delivery Date and (C) any such consents the absence or omission of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate any transactions provided for in the Transaction Documents, or any other transactions contemplated thereby.

(dd)    No Defaults. None of the Partnership Entities is in (i) violation of its respective Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the cases of clauses (ii) and (iii) for any such breaches, defaults and violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or materially impair the ability of the Partnership Parties to perform their obligations under the Transaction Documents or any other transactions contemplated thereby.

(ee)    Financial Statements. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act and in all material respects have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary consolidated historical financial data incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus presents fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The other financial information, if any, of the Partnership and Questar Pipeline, LLC, including non-GAAP financial measures, included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus has been derived from the accounting records of the Partnership and Questar Pipeline, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the

Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the most recent Preliminary Prospectus that are not so included as required, and the Partnership does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto or the most recent Preliminary Prospectus. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus is in compliance in all material respects with the Commission’s published rules, regulations and guidelines applicable thereto.

(ff)    Pro Forma Financial Statements. The pro forma financial statements (and the related notes thereto) included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements, if any, included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus. The pro forma financial statements, if any, included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus present fairly in all material respects the information contained therein and comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(gg)    Independent Registered Public Accountant. Each of (i) Deloitte & Touche LLP, who has certified certain financial statements of the Partnership, and (ii) Ernst & Young LLP, whose reports appear or are incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to each of the Partnership and Questar Pipeline, as applicable, as required by the Securities Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board.

(hh)    Internal Controls. Each of the Partnership Entities maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the XBRL incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP, there were no material weaknesses in the internal controls of any Partnership Entity.

(ii)    Disclosure Controls and Procedures. (i) To the extent required by Rule 13a-15 under the Exchange Act, each of the Partnership Entities has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(jj)    No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial information, or any material weaknesses in internal controls over financial reporting of the Partnership Entities or (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the internal controls over financial reporting of any of the Partnership Entities, and (ii) there have been no changes in the Partnership Entities’ internal controls over financial reporting that have materially affected or are reasonably likely to materially affect the internal controls over financial reporting of the Partnership Entities.

(kk)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, or the rules and regulations promulgated in connection therewith or the rules of the New York Stock Exchange (the “NYSE”), in each case, that are effective and applicable to the Partnership.

(ll)    No Material Changes. Except as described in the Registration Statement and the most recent Preliminary Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus, no Partnership Entity has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business, (iv) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any material change in the partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities or (v) had any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ or members’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)    Title to Properties. Each of the Partnership Entities, directly or indirectly, has good and indefeasible title to all real property owned in fee by such Partnership Entity (excluding easements and rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens except as described in the Registration Statement and the most recent Preliminary Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities. All assets held under lease by each of the Partnership Entities, directly or indirectly, are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement and the most recent Preliminary Prospectus.

(nn)    Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, subject to the limitations described in the Registration Statement and the most recent Preliminary Prospectus, if any, except for such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the applicable Delivery Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(oo)    Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, except as described in the Registration Statement and the most recent Preliminary Prospectus and for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the most recent Preliminary Prospectus, each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination of the Permits or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp)    Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses conflicts with, and has not received any notice of any claim of conflict with, any such rights of others, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq)    Legal Proceedings. Except as described in the Registration Statement and the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any the Partnership Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by any Partnership Party of the Transaction Documents or any other transactions contemplated thereby; and to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(rr)    Contracts to be Described or Filed. There are no contracts or other instruments required to be described in the Registration Statement or the most recent Preliminary Prospectus, or to be filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other instruments described and filed, constitute accurate summaries of the terms of such contracts and instruments in all material respects.

(ss)    Insurance. Each of the Partnership Entities carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of any of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(tt)    Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required to be disclosed in the Registration Statement and the most recent Preliminary Prospectus that is not so disclosed. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members.

(uu)    No Labor Dispute. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(vv)    Environmental Compliance. (i) Each of the Partnership Entities is in compliance with all laws, statutes, codes, regulations, ordinances, rules, orders, judgments, decrees, permits, authorizations or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal, arrangement for transport or disposal, or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity or its operations, which compliance includes, without limitation, obtaining, maintaining and complying with all permits, authorizations and approvals issued by governmental authorities or required by Environmental Laws to conduct their respective businesses, and (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, transport, disposal, arrangement for transport or disposal, or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability or other obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Entities, and (z) none of the Partnership Entities anticipates material capital expenditures as a result of or in connection with Environmental Laws.

(ww)    Tax Returns. Each of the Partnership Entities has filed all applicable federal, state, local and foreign tax returns required to be filed by it through the date hereof (which returns are complete and correct in all material respects), subject to permitted extensions, and has timely paid all taxes due, and no tax deficiency has been determined adversely to the Partnership Entities, nor does any of the Partnership Entities have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be, asserted against the Partnership Entities that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx)    ERISA. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(yy)    Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement and the most recent Preliminary Prospectus, if any, are based on or derived from sources that the Partnership Parties believe to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(zz)    Investment Company. The Partnership is not, and as of the applicable Delivery Date after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent

Preliminary Prospectus and the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(aaa)    No Brokers. None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(bbb)    Stabilization. The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(ccc)    NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(ddd)    Other Sales. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act and the rules and regulations thereunder.

(eee)    Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(k) or Section 4(f).

(fff)    Anti-Corruption Laws and Sanctions. The Partnership Entities have implemented and maintain in effect policies and procedures designed to promote and achieve compliance by such Partnership Entity and their respective directors, officers and employees with (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and all similar laws, rules, and regulations of any jurisdiction applicable to a Partnership Entity from time to time concerning or relating to bribery or corruption (“Anti-Corruption Laws”), and (ii) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State (“Sanctions”), if any, applicable to such persons. The Partnership Entities, and to their respective knowledge, their respective directors, officers and employees, are in compliance with Anti-Corruption Laws and the Sanctions, if any, applicable to such persons. The Partnership will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, or (ii) to fund or facilitate any activities of or business in any country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, including, without limitation, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each a “Sanctioned Country”). None of the Partnership Entities, nor, to the knowledge of such Partnership Entity, any of its or their respective directors, officers or employees, is (a) any person listed in any Sanctions-related list of designated persons maintained by OFAC or the U.S. Department of State, (b) any person operating, organized or resident in a Sanctioned Country or (c) any person controlled or owned by any such person described in clause (a) or (b) above.

(ggg)    Compliance with Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any Partnership Entity conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of any of the Partnership Parties, threatened.

(hhh)    Distribution Restrictions. Except as described in the Registration Statement and the most recent Preliminary Prospectus none of the Partnership’s consolidated subsidiaries will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from making any distribution on such entity’s equity interests or from repaying any loans or advances to such subsidiary from equityholders, except for restrictions contained in the Organizational Documents for such subsidiary and for restrictions on distributions under the laws of the jurisdiction of formation of such entities.

(iii)    No Rated Securities. No “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, has rated any securities of the Partnership.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2.    Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 13,500,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Common Units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to 2,025,000 additional Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 3 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for the Firm Units and any Option Units shall be $22.388 per Unit. The price of any Option Units purchased by the Underwriters shall be the same price per unit as the Underwriters shall pay for the Firm Units, less an amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units.

The Partnership is not obligated to deliver any of the Firm Units or Option Units, as applicable, to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3.    Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 9:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Units Delivery Date,” and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin St., Suite 2500, Houston, Texas 77002, at 9:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On each Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

4.    Further Agreements. The Partnership Parties, jointly and severally, covenant and agree with each of the Underwriters:

(a)    Preparation of Prospectus. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8A of the Securities Act or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal.

(b)    Copies of Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c)    Copies of Documents. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this

Agreement); (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; (iii) each Issuer Free Writing Prospectus and (iv) other than documents available via the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), any document incorporated by reference in any Preliminary Prospectus or Prospectus; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented (or for a period of time before the Prospectus is available, the Pricing Disclosure Package) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or Pricing Disclosure Package, as applicable) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (or Pricing Disclosure Package, as applicable) in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus (or Pricing Disclosure Package, as applicable) that will correct such statement or omission or effect such compliance.

(d)    Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(e)    Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(f)    Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(g)    Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(h)    Earnings Statement. As soon as practicable after the Effective Date, to make generally available via EDGAR to the Partnership’s security holders and the Representatives an earnings statement of the Partnership (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158 under the Securities Act).

(i)    Blue Sky Laws. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(j)    Lock-Up Period. For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than (A) the Units, (B) Common Units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 4(j) for the remaining term of the Lock-Up Period, or (C) the issuance by the Partnership of Common Units and Series A convertible preferred units representing limited partner interests in the Partnership, as applicable, pursuant to that certain Contribution Agreement and that certain Unit Purchase Agreement, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exercisable or exchangeable for Common Units, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or clause (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of RBC Capital Markets, LLC, Barclays Capital Inc.

and J.P. Morgan Securities LLC, on behalf of the Underwriters, and to cause each officer (as such term is defined in Rule 16a-1(f) under the Exchange Act) or director of the General Partner and each unitholder of the Partnership set forth on Schedule V hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(k)    Use of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(l)    Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(m)    Stabilization. The Partnership and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(n)    Necessary Actions. The Partnership and its affiliates will do and perform all things required or necessary to be done and performed by it under this Agreement prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” in any “free writing prospectus” (each as defined in Rule 433 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (1) no such consent shall be required with respect to any such issuer information contained in any document filed by any Partnership Party with the Commission prior to the use of such free writing prospectus, and (2) “issuer information,” as used in this paragraph, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

5.    Expenses. Each of the Partnership Parties covenants and agrees, jointly and severally, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing, reproduction and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among the Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Units on the NYSE; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 4(i) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the investor presentations on any “road show” in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the employees and officers of the Partnership and its affiliates and one-half of the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement; provided that, except as provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

6.    Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)    Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)    No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Andrews Kurth, LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which such statements were made, not misleading).

(c)    Authorization and Validity. All proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement (and any other transactions contemplated by this Agreement) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)    Partnership Counsel Opinion. Vinson & Elkins L.L.P., as counsel to the Partnership, shall have furnished to the Representatives its written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(e)     [Reserved]

(f)    Underwriters’ Counsel Opinion. The Representatives shall have received from Andrews Kurth Kenyon LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as it reasonably requests for the purpose of enabling it to pass upon such matters.

(g)    Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from each of Deloitte & Touche LLP and Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)    Bring-Down Comfort Letter. With respect to the letters of each of Deloitte & Touche LLP and Ernst & Young LLP referred to in Section 6(g) and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)    Officers’ Certificate. The Partnership Parties shall have furnished to the Representatives a certificate, dated such Delivery Date, of two officers of the General Partner, which shall be the Chief Financial Officer and Treasurer, as to such matters as the Representatives may reasonably request, including, without limitation, a statement that:

(i)    the representations, warranties and agreements of the Partnership Parties in this Agreement are true and correct on and as of such Delivery Date, and each Partnership Party, as applicable, has complied with all of its respective agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)    no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii)    they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A)(1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j)    Certificate of Chief Financial Officer. The Partnership Parties shall have furnished to the Representatives a certificate, dated the date hereof and as of any Delivery Date, of the Chief Financial Officer certifying as to certain unaudited financial information and data included in the Preliminary Prospectus.

(k)    No Material Change. Except as disclosed in the most recent Preliminary Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ or members’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)    [Reserved]

(m)    No Other Changes. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i)(A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including, without limitation, the NYSE, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market), or (B) trading of the Partnership’s Common Units on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement and clearance of such trading generally shall have been materially disrupted, or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the public offering, sale or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n)    NYSE Listing. The NYSE shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(o)    No Objections. FINRA has confirmed that it has not raised any objections with respect to the fairness or reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(p)    Lock-Up Agreements. The Lock-Up Agreements between the Representatives and each officer and director of the General Partner and each unitholder of the Partnership set forth on Schedule V, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(q)    Other Certificates. On or prior to each Delivery Date, the Partnership Parties shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter and its affiliates, their respective directors, officers and employees, and the agents of each Underwriter who have or who are alleged to have participated in the distribution of the Units as underwriters (collectively, “selling agents”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which such Underwriter or its affiliates, their respective directors, officers or employees, selling agents, or any controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) or (D) any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each such Underwriter, affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(e). The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or its affiliate, their respective directors, officers or employees, selling agents or any controlling person of an Underwriter.

(b)    Indemnification of the Partnership Parties. Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, its directors, officers and employees, and each person, if any, who controls a Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Party or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 7(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any Partnership Party or any such director, officer, employee or controlling person.

(c)    Notice and Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, selling agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 7 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, selling agents, if any, or controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel for the indemnified parties and their respective directors, officers, employees, selling agents and controlling persons (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding); or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, selling agents, if any, or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event described in clauses (i) through (iv) the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(a) or 7(b), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)    Contribution. If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under

Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, including the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

(e)    Furnished Information. The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statement regarding delivery of the Common Units by the Underwriters set forth on the cover page, the statements in the second paragraph following the table under the caption “Underwriting — Commissions and Expenses” and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting — Price Stabilization, Short Positions and Penalty Bids”

in the most recent Preliminary Prospectus and the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

8.    Defaulting Underwriters.

(a)    If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 8, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 8(a), the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all the Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c)    If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 8(a), the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in Section 8(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Partnership Parties, except that the Partnership Parties will continue to be liable for the payment of expenses as set forth in Sections 5 and 10 and except that the provisions of Section 7 shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

9.    Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 6(k) or 6(m) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

10.    Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement (other than Sections 6(m)(i)(A), (m)(ii), (m)(iii) or (m)(iv)), the Partnership Parties agree, jointly and severally, to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and, upon demand, to pay the full amount thereof to the Representatives; provided however, that such obligations of the Partnership Parties pursuant to Section (a) hereof shall not extend to a defaulting Underwriter. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters pursuant to Section 9 as a result of the occurrence of any of the events listed in Sections 6(m)(i)(A), (m)(ii), (m)(iii) or (m)(iv), the Partnership Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11.    Research Analyst Independence. The Partnership Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions. Each of the Partnership Parties acknowledges that each of the Underwriters is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12.    No Fiduciary Duty. Each of the Partnership Parties acknowledges and agrees that in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. Each of the Partnership Parties hereby waives any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

13.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)    if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to the Representatives, c/o RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, (fax: 212-428-6260); Attention: Equity Syndicate Manager; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10010, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 7(c) hereof, to the Director of Litigation, Office of General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 or J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (Fax: (212) 622-8358); and

(b)    if to any Partnership Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Mark O. Webb (Fax: (804) 819-2202).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by RBC Capital Markets, LLC on behalf of the Representatives.

14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the

Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and its affiliates, affiliates of the Underwriters, selling agents and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the directors of each Partnership Party, the officers of each Partnership Party who have signed the Registration Statement and any person controlling a Partnership Party within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.    Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

16.    Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

17.    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

18.    Waiver of Jury Trial. The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DOMINION MIDSTREAM GP, LLC

By:	/s/ James R. Chapman

Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC,
its General Partner

By:	/s/ James R. Chapman

Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

Signature Page to Underwriting Agreement – Partnership Parties

Accepted:

RBC CAPITAL MARKETS

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC,

For themselves and as Representatives

of the several Underwriters named

in Schedule I hereto

RBC CAPITAL MARKETS, LLC

By:	/s/ Andrew Horn

Name:	Andrew Horn
Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Angus Whelchel

Name:	Angus Whelchel
Title:	Managing Director & Head of Private Capital Markets

J.P. MORGAN SECURITIES LLC

By:	/s/ Geoffrey Paul

Name:	Geoffrey Paul
Title:	Managing Director

Signature Page to Underwriting Agreement - Representatives

SCHEDULE I

Underwriters	Number of Firm Units
RBC Capital Markets, LLC	3,368,250
Barclays Capital Inc.	2,890,755
J.P. Morgan Securities LLC	2,890,755
Mizuho Securities USA Inc.	1,967,625
Merrill Lynch, Pierce, Fenner & Smith Incorporated	794,205
Citigroup Global Markets Inc.	794,205
UBS Securities LLC	794,205

Total	13,500,000

SCHEDULE II

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price: $23.20

2. Number of Units offered: 13,500,000

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE IV

LIST OF JURISDICTIONS OF FORMATION AND FOREIGN QUALIFICATION

Entity	Jurisdiction of Formation	Foreign Qualifications
Dominion Midstream GP, LLC	Delaware	Virginia and Maryland
Dominion Midstream Partners, LP	Delaware	–
Cove Point GP Holding Company, LLC	Delaware	–
Dominion Cove Point LNG, LP	Delaware	Virginia and Maryland
Dominion Carolina Gas Transmission, LLC	South Carolina	Georgia
Iroquois GP Holding Company, LLC	Delaware	–

SCHEDULE V

PERSONS AND ENTITIES DELIVERING LOCK-UP AGREEMENTS

Thomas F. Farrell II

Mark F. McGettrick

Joseph M. Rigby

Harris H. Simmons

John W. Snow

David A. Wollard

Michele L. Cardiff

Paul E. Ruppert

David A. Christian

Robert M. Blue

Dominion Resources, Inc.

Dominion Cove Point, Inc.

Dominion Midstream GP, LLC

Dominion MLP Holding Company, LLC

Dominion MLP Holding Company II, Inc.

Dominion MLP Holding Company III, Inc.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

RBC CAPITAL MARKETS, LLC

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

as Representatives of the several

  Underwriters named in Schedule I

  to the Underwriting Agreement

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Units”) representing limited partner interests (“Common Units”) of Dominion Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and the Underwriters propose to reoffer the Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of each of RBC Capital Markets, LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC (the “Representatives”), on behalf of the Underwriters, the undersigned will not, directly or indirectly, in each case for a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”), (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing.

Exhibit A-1

The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of Common Units that are made exclusively between and among the undersigned or members of the undersigned’s family or any affiliates of the undersigned, including its members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (a) that (1) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (2) each party (donor, donee, transferor or transferee) shall not be required by law (including, without limitation, the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to make, and shall agree not to voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (3) the undersigned notifies each of the Representatives at least two business days prior to the proposed transfer or disposition,(b) [the issuance by the Partnership to the undersigned and/or QPC Holding Company of Common Units and Series A Convertible Preferred Units representing limited partner interests in the Partnership, as applicable, pursuant to that certain Contribution, Conveyance and Assumption Agreement, dated October 28, 2016, by and among the undersigned, the Partnership and QPC Holding Company (the “Contribution Agreement”) and that certain Series A Preferred Unit and Common Unit Purchase Agreement, dated October 27, 2016, by and among the Partnership and the purchasers set forth in Schedule A thereto, (c) the repurchase of Common Units by the Partnership from Dominion MLP Holding Company II, Inc. and Dominion MLP Holding Company III, Inc. pursuant to the Contribution Agreement, (d)]1 the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act or sales pursuant to any Rule 10b5-1 Plan currently in effect on the date hereof; provided, however, that no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan not currently in effect on the date hereof prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Securities and Exchange Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, and [(c)/(d)/(e)] any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Partnership under the Securities Act of the undersigned’s Common Units, provided that (i) no transfer of the

[1]	NTD: To be included in the lock-up letter for Dominion Resources, Inc., Dominion MLP Holding Company II, Inc. and Dominion MLP Holding Company III, Inc., as applicable.

Exhibit A-2

undersigned’s Common Units registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s Common Units during the Lock-Up Period and (ii) no public announcement of the demand or request shall be made prior to the Lock-Up Period.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if all of the Underwriters notify the Partnership that they do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

This Lock-Up Letter Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and certain of its affiliates and the Underwriters.

(Signature page follows)

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:                    , 2016

Exhibit A-4

EXHIBIT B

FORM OF OPINION OF PARTNERSHIP’S COUNSEL

(a)    Formation and Qualification. The Partnership has been duly formed, and each of the Partnership Parties is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of organization and each is duly qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Schedule I hereto. Each of the Partnership Parties has all requisite limited partnership, limited liability company or corporate power and authority, as the case may be, necessary to carry on its business and own or lease its properties and to conduct the businesses in which it is engaged, in each case as described in the Registration Statement, the Pricing Disclosure Package and Prospectus.

(b)    Ownership of the General Partner. Dominion Cove Point is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the GP LLC Agreement and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Dominion Cove Point owns such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Dominion Cove Point as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, except for Liens contained in the GP LLC Agreement, described in the Pricing Disclosure Package and the Prospectus or Liens created by or arising under the Delaware LLC Act.

(c)    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a 0.0% non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, except for Liens contained in the Partnership Agreement, described in the Pricing Disclosure Package and the Prospectus or Liens created by or arising under the Delaware LP Act.

(d)    Ownership of Incentive Distribution Rights. The General Partner owns all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act; and the General Partner owns such Incentive Distribution Rights free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without

Exhibit B-1

independent investigation, except for Liens contained in the Partnership Agreement, described in the Pricing Disclosure Package and the Prospectus or Liens created by or arising under the Delaware LP Act.

(e)    Duly Authorized and Validly Issued Units. The [Firm][Option] Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered by the Partnership to the Underwriters upon payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(f)    No Options, Preemptive Rights, Registration Rights or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership pursuant to federal or Delaware law, the Partnership Agreement, the certificate of limited partnership of the Partnership or any other agreement or instrument filed as an exhibit to the Registration Statement, the Pricing Disclosure Package or the Prospectus. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights to (i) any registration of Common Units or (ii) require the Partnership to include any securities with the issuance and sale of Units contemplated under this Agreement, in each case, except those that have been duly waived or otherwise complied with.

(g)    Authority and Authorization. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as applicable, to execute and deliver the Underwriting Agreement and to perform its obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. All limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective unitholders, members or partners, in their capacity as such, for the authorization, issuance, sale and delivery of the Units and the Private Units, the execution and delivery of the Unit Purchase Agreement and the Contribution Agreement and any other transactions contemplated by the Underwriting Agreement, the Unit Purchase Agreement or the Contribution Agreement, shall have been validly taken.

(h)    Authorization, Execution and Delivery of the Underwriting Agreement. The Underwriting Agreement has been duly authorized, validly executed and delivered by each of the Partnership Parties.

(i)    Non-Contravention. None of (i) the offering, issuance or sale of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement by the Partnership Parties, (iii) the consummation of any other transactions contemplated by the Underwriting Agreement,

Exhibit B-2

the Unit Purchase Agreement or the Contribution Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the respective Organizational Documents of any of the Partnership Entities, (B) conflicts with or will conflict with or constitutes or will constitute a breach or violation of any agreement or other instrument filed as an exhibit to the Registration Statement (such agreements or instruments, the “Applicable Agreements”), (C) results in any violation of applicable laws of the State of New York, the federal laws of the United States of America, the Delaware LP Act or the Delaware LLC Act or (D) results or will result in the creation or imposition of any security interest or liens upon any property or assets of any of the Partnership Entities, except for such security interests or liens as may arise under the Parent Credit Agreement and except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, have not materially impaired and will not materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in the Underwriting Agreement, the Unit Purchase Agreement and the Contribution Agreement, as applicable; provided, however, that such counsel need express no opinion in this paragraph (i) with respect to federal or state securities laws.

(j)    No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any New York, Delaware or U.S. federal court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units, (ii) the execution, delivery and performance of each of the Underwriting Agreement, the Unit Purchase Agreement or the Contribution Agreement by the Partnership Entities, (iii) any transactions contemplated by the Underwriting Agreement, the Unit Purchase Agreement or the Contribution Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, and the rules of FINRA in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been obtained or made and (C) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in the Underwriting Agreement, the Unit Purchase Agreement or the Contribution Agreement.

(k)    Effectiveness of Registration Statement. The Registration Statement was immediately effective under the Securities Act as of November 2, 2015; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to such counsel’s knowledge, based solely on a review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml and http://www.sec.gov/litigation/admin.shtml, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings or examination for such purpose have been instituted or threatened by the Commission.

Exhibit B-3

(l)    Description of Common Units. The descriptions of the Common Units included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of the Common Units,” “Our Partnership Agreement,” and “Provisions of our Partnership Agreement Relating to Cash Distributions” constitute accurate summaries of the terms of the Common Units in all material respects.

(m)    Descriptions and Summaries. The statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Our Partnership Agreement,” and “Investment in Dominion Midstream Partners, LP by Employee Benefit Plans” insofar as they purport to constitute summaries of the provisions of federal statutes, rules or regulations, legal or governmental proceedings, the Delaware LP Act, the Delaware LLC Act or any contracts and other documents, constitute accurate summaries of such provisions of such statutes, rules and regulations, legal or governmental proceedings, and contracts and other documents in all material respects.

(n)    Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(o)    Investment Company Act. The Partnership is not, and after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act, and the rules and regulations of the Commission thereunder.

(p)    Compliance with the Securities Act. The Registration Statement (including the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act), as of the latest Effective Date and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the date hereof, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statement on Form S-3 under the Securities Act and the rules and regulations thereunder, it being understood, however, that such counsel need not express a view with respect to Regulation S-T or the financial statements, schedules or other financial data included in, or omitted from, the Registration Statement or the Prospectus.

(q)    Exhibits. To such counsel’s knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act.

In addition, such counsel shall make statements to the following effect:

We have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the Partnership Parties, with representatives of the Partnership’s independent registered public accounting firm and each of Questar Pipeline’s current and former independent registered public accounting firms, with your representatives and your counsel, at which the contents of the

Exhibit B-4

Registration Statement, the Pricing Disclosure Package, the Prospectus and related matters were discussed and although we have not independently verified, are not passing upon, and are not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent stated in paragraphs (l) and (n) above) based on the foregoing, no facts have come to our attention that lead us to believe that:

(A)	the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)	the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)	the Prospectus, as of its date or as of the applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we do not express any belief with respect to (i) the financial statements and related schedules, including the notes thereto and the independent public accounting firm’s report thereon, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial and accounting data contained or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (iii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon the representations and warranties of the Partnership Parties in the Underwriting Agreement, certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws, the laws of the State of New York, the Delaware LP Act and the Delaware LLC Act, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Parties, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion and (v) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which any of the Partnership Entities may be subject.

Exhibit B-5

Schedule I

Entity	Jurisdiction of Formation	Foreign Qualifications
Dominion Midstream GP, LLC	Delaware	Virginia and Maryland
Dominion Midstream Partners, LP	Delaware	–